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                                                                    Exhibit 3.22
                                     BYLAWS
                                       OF
                              GIANT YORKTOWN, INC.

                     (HEREINAFTER CALLED THE "CORPORATION")

                                    ARTICLE I
                                     OFFICES

      Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

      Section 2. Other Offices. The Corporation may also have offices at such other places both within and outside of the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or outside of the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect Directors in accordance with Section 1 of
Article III of these Bylaws, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting.

      Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, as the same may be amended from time to time, Special Meetings of Stockholders may be called only by the Chairman of the Board, if there is one, the President, the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or by the owner or owners, at the time of such call for a Special Meeting, of ten percent (10%), or more, of the issued and outstanding shares of common stock of the Corporation. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at all Special Meetings shall be confined to the objects stated in the call.
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      Section 4. Quorum. Except as otherwise provided by law or by the
Certificate of Incorporation, as the same may be amended from time to time, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

      Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, (i) any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat, and (ii) each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

      Section 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

      Section 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      Section 8. Election Inspectors. Prior to any meeting of the stockholders, the Board of Directors shall appoint one (1) or more inspectors who shall ascertain the number of shares


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outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable time period a record of the disposition of any challenges made to any determination by the inspectors; certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots; and perform such other duties and actions as may be requested by the Board of Directors or required by law. No such election inspector need be a stockholder of the Corporation.

      Section 9. Organization and Conduct of Meetings. Each meeting of the stockholders shall be called to order and thereafter chaired by the Chairman of the Board of Directors if there is one; or, if not, or if the Chairman of the Board is absent or so requests, then by the President; or if the Chairman of the Board and the President are unavailable, such other officer of the Corporation or such stockholder as may be appointed by the Board of Directors. The Corporation's Secretary shall act as secretary of each meeting of the stockholders; in the Secretary's absence, the chairman of the meeting may appoint any person (whether a stockholder or not) to act as secretary for the meeting. Absent a showing of bad faith on his part, and subject to any state law restrictions or requirements, the chairman of a meeting shall, among other things, have absolute authority to fix the period of time allowed for the registration of stockholders and the filing of proxies, to determine the order of business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof).

      Section 10. Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected either at an Annual or Special Meeting of the stockholders of the Corporation or by unanimous written consent of the stockholders.

                                   ARTICLE III
                                    DIRECTORS

      Section 1. Number and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who shall serve one-year terms, consisting of not less than one (1) nor more than nine (9) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. A director shall hold office until the next Annual Meeting and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors of the Corporation may be removed with or without cause by the affirmative vote of a majority of the votes entitled to be cast by the holders of all the then issued and outstanding shares of common stock of the Corporation.

      Section 2. Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.


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      Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws, as the same may be amended from time to time, directed or required to be exercised or done by the stockholders.

      Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either outside of or within the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there is one, the President or any majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, electronic facsimile or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

      Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 6. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 of this Article III shall constitute presence in person at such meeting.

      Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one (1) or more committees, each committee to consist of two (2) or more of the directors of the Corporation. The Board of Directors may


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designate directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. The Board shall have the power at any time to change the members of any such committee, to fill vacancies and to discharge any such committee.

      Section 9. Compensation. Directors shall be reimbursed by the Corporation for their reasonable out-of-pocket expenses incurred in connection with their attendance at Board meetings, and shall receive such other compensation as determined by the Board of Directors from time to time by majority vote.

      Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

      Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall, at a minimum, include a President and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director), a Treasurer, an Executive Vice President and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person,


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unless otherwise prohibited by law, the Certificate of Incorporation or these
Bylaws, as the same may be amended from to time. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

      Section 2. Election and Compensation. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries and any bonuses or other compensation of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be prevented from receiving a salary by reason of the fact that such officer is also a director of the Corporation.

      Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

      Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there is one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

      Section 5. President. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, the Chairman of the Board of Directors, or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws, the Chairman of the Board of Directors or by the Board of Directors.


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      Section 6. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there are more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there is no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

      Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there is one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

      Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or, from time to time, when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.


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      Section 9. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, if there are any appointed, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

      Section 10. Assistant Treasurers. Assistant Treasurers, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V
                                      STOCK

      Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the President or any Vice President and (ii) by the Secretary or Treasurer of the Corporation, certifying the number of shares owned by him in the Corporation.

      Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      Section 3. Lost Certificates. The President or Secretary may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the


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certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

      Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI
                                     NOTICES

      Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic facsimile, telegram, telex or cable.

      Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be


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deemed equivalent thereto.

                                   ARTICLE VII
                               GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the Delaware General Corporation Law the provisions of the Certificate of Incorporation, as the same may be amended from time to time, if any, may be declared by a decision of a majority of the entire Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors, in its absolute discretion, may modify or abolish any such reserve.

      Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 5. Gender. All words used in any gender in these Bylaws shall extend to and include all genders.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Sections 3, 4 and 5 of this Article VIII, the Corporation shall indemnify, defend and hold harmless any officer or director of the Corporation (an "Actor") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such Actor is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including a manager) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each, an "Enterprise"), against all expenses (including attorneys' fees), costs, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Actor in connection with such action, suit or


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proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Sections 3, 4 and 5 of this Article VIII, the Corporation shall indemnify, defend and hold harmless any Actor who is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Actor is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including a manager) of another Enterprise against all expenses (including attorneys' fees), costs, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Actor in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Actor shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Actor is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper.

      Section 3. Advance of Expenses, Costs, Judgments, Fines, Etc. All expenses (including attorneys' fees), costs, judgments, fines and amounts paid in settlement actually and reasonably incurred by an Actor in connection with the defense or settlement of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any threatened or pending action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor), by reason of the fact that such Actor is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including a manager) of another Enterprise, shall be paid by the Corporation to or on behalf of the Actor in advance of the final disposition of such action, suit or proceeding, based on written requests for payment submitted from time to time by such Actor to the Corporation; provided that as a condition to any such advance, there shall first be delivered to the Corporation an undertaking by or on behalf of such Actor to repay the amounts advanced in accordance with Section 4 of this Article VIII. Advances under this Section 3 shall be mandatory, and no determination of the Board of Directors (including, without limitation, a determination of whether an Actor is then entitled to indemnity payments under Section 1 or 2 of this Article VIII) shall be required as a condition to such advances. Payments by the Corporation pursuant to this
Section 3 of this Article VIII shall be due and payable not later than five business days following submission by an Actor of any request for payment made in accordance with the terms hereof.

      Section 4. Repayment of Advances. If advances are made by the Corporation to or for the benefit of an Actor pursuant to Section 3 of this Article VIII, and if a final adjudication is made by a court of competent jurisdiction by judgment or order that such Actor was not entitled to indemnity for such amounts under Section 1 or Section 2 of this Article VIII, as the case may be, then within thirty (30) days following such adjudication, the Actor shall reimburse the Corporation


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
for the portion of any such advances which did not qualify for indemnity, as may be directed by the court. A determination that an Actor was not entitled to indemnity under Section 1 of this Article VIII shall be based solely on a finding that the Actor failed to act in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, in the case of any criminal action or proceeding, that the Actor had reasonable cause to believe that his conduct was unlawful. A determination that an Actor was not entitled to indemnity under Section 2 of this Article VIII shall be based solely on a finding that the Actor failed to act in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or on a finding that the Actor was liable to the Corporation in the action or suit at issue and that in view of all of the circumstances of the case, the Actor was not fairly and reasonably entitled to indemnity. For purposes of this Article VIII, an adjudication shall become final on the date on which no further appeals may be taken from such judgment, order or conviction.

      Section 5. Actions by Corporation With Respect to Indemnification. If an Actor has not requested and received advances to Section 3 of this Article VIII with respect to a threatened, pending or completed action, suit or proceeding, the Actor may submit a written claim for indemnification to the Corporation pursuant to this Section 5 of this Article VIII. Unless ordered by a court (and subject to the Corporation's obligation to make advances in accordance with
Section 3 of this Article VIII), indemnification pursuant to this Article VIII shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the Actor is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or even if there are, and such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that an Actor has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees), costs and other obligations or amounts actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. Nothing in this Section 5 of this Article VIII shall be construed as a limitation on an Actor's right to receive, or on the Corporation's obligation to make, advances in the manner described in Section 3 of this Article VIII, and in the event of a request for such advances, the provisions of Sections 3 and 4 of this Article VIII, rather than the provisions of this Section 5 of this Article VIII, shall apply.

      Section 6. Good Faith Defined. For purposes of any determination required under this Article VIII, an Actor shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another Enterprise, or on information supplied to him by the officers of the Corporation or another Enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another Enterprise or on information or records given or reports made to the Corporation or another Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the

Corporation or another Enterprise. The provisions of this Section 6 of this
Article VIII shall not be deemed to be exclusive or to limit in any way the circumstances in which an Actor may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Actor did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 7. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 5 of this Article VIII, and notwithstanding the absence of any determination thereunder, any Actor may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 5 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that an Actor seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 7 of this Article VIII shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Actor seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

      Section 8. Nonexclusivity of Indemnification and Advancement of Amounts. The indemnification and advancement of amounts to Actors as provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to an Actor seeking indemnification or advancement of amounts may be entitled under any Bylaw, agreement, contract, vote of stock holders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in the Actor's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the Actors specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in
Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

      Section 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any Actor against any liability asserted against him and incurred by him in any his capacity as an officer or director of the Corporation or as a director, officer, employee or agent (including a manager) of another Entity at the request of the Corporation, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

      Section 10. Survival of Indemnification and Related Obligations. The indemnification


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
and advancement of amounts provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to an Actor who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7 of this Article VIII), but subject in all events to the Corporation's obligation to make advances pursuant to Section 3 of this Article VIII, the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

      Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of amounts to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX
                                  MISCELLANEOUS

      Section 1. Amendment of Bylaws. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. Except as otherwise provided in the Certificate of Incorporation, all such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

                             CERTIFICATE OF ADOPTION

            The undersigned Secretary hereby certifies that the foregoing Bylaws were adopted by the Board of Directors of Giant Yorktown, Inc. pursuant to a written consent of the Board of Directors dated March 5, 2002.


                                /s/ Kim H. Bullerdick
                                ----------------------------------
                                Kim H. Bullerdick, Secretary


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